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                                                                    EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 12, 1998, on our audits of the consolidated financial statements of SunGard as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in Sungard Data Systems Inc.'s Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts."

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 29, 1999